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                                                                 EXHIBIT (99)-1

                             FOR IMMEDIATE RELEASE

                     HERITAGE FINANCIAL HOLDING CORPORATION
               RELEASES EARNINGS FOR YEAR ENDED DECEMBER 31, 2001

FOR MORE INFORMATION CONTACT:

HERITAGE FINANCIAL HOLDING CORPORATION - TIMOTHY A. SMALLEY, CHAIRMAN OF THE BOARD OF DIRECTORS, PHONE (256) 353-1611

DECATUR, ALABAMA; MARCH 13, 2002: Heritage Financial Holding Corporation ("Heritage"), parent company of Heritage Bank, reported net income for the fourth quarter ended December 31, 2001, of $1,018,000, or $0.10 per share on a diluted basis, as compared to $758,000 or $0.08 per share for the same period in 2000. Net income for the year ended December 31, 2001, was $2,366,000, or $0.23 per share on a diluted basis, as compared to $2,188,000, or $0.22 per share on a diluted basis, for the year ended December 31, 2000.

Total assets were $568,291,000 and total deposits were $504,310,000 as of December 31, 2001, an increase of 20.5% and 19.7%, respectively, as compared to the balances as of December 31, 2000.

Heritage Bank is headquartered in Decatur, Alabama and operates eight offices throughout northern Alabama in Decatur, Huntsville, Madison, Birmingham, and Trussville.

Statements in this document that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Heritage Financial Holding Corporation cautions that such "forward-looking statements," wherever they occur in this document or in other statements attributable to Heritage Financial Holding Corporation are necessarily estimates reflecting the best judgment of Heritage Financial Holding Corporation's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward-looking statements." Such "forward-looking statements" should, therefore, be considered in light of various important factors set forth from time to time in Heritage Financial Holding Corporation's reports and registration statements filed with the SEC. Heritage Financial Holding Corporation disclaims any intent or obligation to update "forward-looking statements."